UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2014

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Heat Biologics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.  These matters are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on May 8, 2014.

Proposal 1 — Election of Directors

The following six individuals were elected as directors, to serve until the 2015 Annual Meeting of Stockholders or their successors are elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
(a) Paul Belsky, MD	3,577,016	6,016	661,490
(b) Louis C. Bock	3,576,836	6,196	661,490
(c) Michael Kharitonov, Ph.D.	3,544,824	38,208	661,490
(d) John Monahan, Ph.D.	3,577,036	5,996	661,490
(e) Edward B. Smith	3,576,816	6,216	661,490
(f) Jeff Wolf	3,576,936	6,096	661,490
			661,490

Proposal 2 — Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

The stockholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,229,321	6,119	9,082	0

Proposal 3 — Approval of the Company’s 2014 Stock Option Plan.

The stockholders ratified and approved the Company’s 2014 Stock Incentive Plan based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,544,931	28,996	9,105	661,490

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014	HEAT BIOLOGICS, INC.

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chairman, President and Chief Executive Officer